                                                                    Exhibit 10.2

                     AMENDED AND RESTATED LOCK-UP AGREEMENT

                          LOUISIANA-PACIFIC CORPORATION


August 2, 1999

CONFIDENTIAL

To the parties identified in Schedule "B" hereof
(the "Sellers")

c/o: Jean-Jacques Cossette
1200 1re Avenue
Val d'Or, Quebec
J9P 1Z5

Dear Sirs:


This letter agreement (the "Agreement") sets out the terms and conditions upon which Louisiana-Pacific Corporation (the "Offeror") will, either directly or through a wholly-owned subsidiary, make an offer on the terms summarized in Schedule "A" to this Agreement (the "Offer") for all of the issued and outstanding Class A Multiple Voting Shares (the "Class A Shares") and all of the issued and outstanding Class B Subordinate Voting Shares (the "Class B Shares, and collectively with the Class A shares, the "Common Shares") of Le Groupe Forex Inc. (the "Corporation") at the price per Common Share specified in Schedule "A". This Agreement amends and restates the Lock-Up Agreement dated June 25, 1999 as amended on July 21, 1999 between the Offeror and the Sellers.


This Agreement also sets out the terms and conditions of the agreement by each of the Sellers to deposit irrevocably and unconditionally under the Offer that number of Common Shares set forth opposite their respective names on Schedule "B" hereof, including that number of Common Shares to be issued pursuant to the exercise of the options referred to therein (in the aggregate, the "Securities", and, individually, "its portion of the Securities"), and sets out the obligations and commitments of the Sellers in connection therewith.

1.       THE OFFER

1.1 TIMING. The Offeror agrees to make the Offer for 100% of the Common Shares as soon as possible but in any event not more than ten (10) calendar days after the date of this Agreement provided that, if the Corporation has given to the Offeror a notice contemplated by Section 3.2(j) of the Support Agreement (as defined


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                                      -2-


         hereunder) prior to the making of the Offer, such ten (10) day period may, at the option of the Offeror, be extended by ten (10) days.

1.2 CONDITIONS PRECEDENT. Notwithstanding Section 1.1, the Offeror shall not be required to make the Offer (and shall, if it determines not to make the Offer, without prejudice to any other rights, terminate this Agreement by written notice to the Sellers and the Corporation) if:

         (a) prior to the making of the Offer, (i) any act, action, suit or proceeding shall have been taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, or (ii) any law, regulation or policy shall have been proposed, enacted, promulgated or applied:

                  a. to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Common Shares or any of them pursuant to the Offer or the right of the Offeror to own or exercise full rights of ownership of the Common Shares or any of them; or

                  b. which, if the Offer was consummated, would, in the judgment of the Offeror, acting reasonably, materially and adversely affect the Corporation and each of Forex OSB Inc. and Forex Chambord Inc. (the "Subsidiaries") considered as a whole;

         (b) at the time the Offeror proposes to make the Offer, there exists any prohibition at law (other than those referred to in paragraphs 3(b), (c) or (d) of Schedule "A" hereto) against the Offeror making the Offer or taking up and paying for 100% of the Common Shares under the Offer;

         (c) there shall have occurred (or there shall have been generally disclosed, if previously undisclosed generally) any change (other than a change in the market conditions or price of O.S.B.)(or any condition, event or development involving a prospective change) in the business, assets, capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, of the Corporation or any of its Subsidiaries which, in the judgment of the Offeror, acting reasonably, is or would be materially adverse to the Corporation and its Subsidiaries considered as a whole;

         (d) the Offeror shall not have obtained assurances acceptable to it with respect to


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                                      -3-


                  CAAFS held by the Corporation or such appropriate governmental authorities as it shall consider desirable to ensure that there will be no termination, default (other than a default resulting from a change of control), breach or other adverse effects on the Corporation or the Subsidiaries as a result of the transactions contemplated herein;

         (e) the agreement entered into on the date hereof between the Corporation and the Offeror whereby the Corporation agreed to support the Offer, is not in full force and effect (the "Support Agreement");

         (f) any representation or warranty of any of the Sellers in this Agreement or any representation or warranty of the Corporation in the Support Agreement shall not have been, as of the date made, true and correct in all material respects, or the Corporation or any of the Sellers shall not have respectively performed in all material respects any covenant or complied with any agreement to be performed by them or it under this Agreement and the Support Agreement; or

         (g) all non-unionized individuals working for the Corporation as a result of services agreement entered into between the Corporation and companies controlled by insiders of the Corporation shall not have agreed to become employees of the Corporation before the Offeror takes up and pays for the Common Shares (the "Effective Date").


The foregoing conditions are for the sole benefit of the Offeror and may be waived by the Offeror in whole or in part at any time and shall be deemed to have been waived by it by the making of the Offer.

2.       Acceptance

2.1 DEPOSIT. Subject to the terms and conditions hereof, each of the Sellers hereby irrevocably agrees to deposit its portion of the Securities, together with a completed and executed letter of transmittal, under the Offer as soon as practicable after the Offer has been made and, in any event, on or before the third business day after the date that the Offer is made, except that all of the Common Shares issuable upon the exercise of the options listed in Schedule B may be deposited no later than twenty-four (24) hours prior to the expiry of the Offer.

2.2 NON-WITHDRAWAL. Each of the Sellers hereby irrevocably agrees not to withdraw or take any action to withdraw any of its portion of the Securities following their deposit under the Offer, notwithstanding any statutory rights or other rights under the terms of the Offer or otherwise which it might have, unless this Agreement is terminated in accordance with its terms prior to the taking up of the Securities


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                                      -4-


         under the Offer;

3.       Representations and Warranties

3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers hereby represents and warrants that:

         (a) it is a corporation duly incorporated or created and validly existing under the laws of its jurisdiction of incorporation or creation, if applicable; it has the corporate or other power, if applicable, and capacity and has received all requisite approvals, if applicable, to enter into this Agreement and to complete the sale of its portion of the Securities pursuant to the Offer; this Agreement has been duly executed and delivered by the Sellers and is a valid and binding agreement enforceable by the Offeror against it in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

         (b) it is and, upon the deposit of its portion of the Securities under the Offer, will be the sole legal and beneficial owner of such Securities and will have the exclusive right to vote and dispose thereof as provided in this Agreement and it is not a party to, bound or affected by or subject to, any provision of its constating documents if applicable, or any statute, regulation, judgment, order, decree or law which would be violated, contravened, breached by, or under which default would occur as a result of, the execution and delivery of this Agreement;

         (c) the portion of the Securities to be acquired by the Offeror from it pursuant to the Offer will be acquired by the Offeror with good and marketable title, free and clear of any and all hypothecs, mortgages, liens, charges, proxies, voting agreements, encumbrances and adverse claims, save for the charges which will be released on or before the Effective Date;

         (d) other than as disclosed to the Offeror prior to the execution of this Agreement, there does not exist any agreement, understanding or commitment giving rise to any material obligations, financial or otherwise, on the part of the Corporation or any of its Subsidiaries to such Seller or any of its affiliates (or any associates or insiders of any of the foregoing);

         (e) other than as disclosed to the Offeror prior to the execution of this Agreement, the execution and delivery of this Agreement and the fulfillment of the terms hereof and thereof by it do not and will not result in a breach of (a) its constating documents, if applicable, or (b) any agreement or instrument to which it is a party or by which it is contractually bound which would have a material adverse effect upon it; and


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                                      -5-


         (f) to the best of their knowledge, the Corporation has not omitted to disclose to the Offeror any information concerning the Corporation, its business, assets, operations, capital, affairs, financial conditions and prospects that a purchaser would consider material in circumstances similar to the transaction contemplated herein.

3.2 REPRESENTATIONS AND WARRANTIES OF THE OFFEROR. The Offeror hereby represents and warrants that:

         (a) the Offeror is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

         (b) the Offeror has the financial resources and is financially capable of completing the Offer; and

         (c) the Offeror has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; the execution and delivery of this Agreement by Offeror and the consummation by the Offeror of the transactions contemplated by this Agreement have been duly authorized by the board of directors of the Offeror and no other corporate proceedings on the part of the Offeror are necessary to authorize this Agreement or the transactions contemplated hereby and this Agreement has been duly executed and delivered by Offeror and constitutes a valid and binding agreement of the Offeror, enforceable against the Offeror in accordance with its terms subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

4.       Covenants of the Sellers

4.1 GENERAL. Each of the Sellers hereby covenants that until the Offeror has taken up and paid for the Common Shares under the Offer or abandoned the Offer or the terms of this Agreement have been terminated by the Sellers pursuant to Section 6.1, it will:

         (a) not take any action of any kind which may reduce the likelihood of success of or delay the completion of the Offer, including but not limited to any action that the Corporation would be prohibited from taking under the first sentence of
                  Section 3.2 (f) of the Support Agreement without regard to the proviso thereof, and will not participate in any negotiations regarding, or otherwise cooperate in any way with or assist or participate in:

                           (i) the direct or indirect acquisition or disposition of all or any Common Shares or any other securities of the Corporation or its


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                                      -6-


                                    Subsidiaries (except as expressly provided in this Agreement); or

                           (ii) except as expressly permitted by this Agreement or as previously approved in writing by the Offeror, any amalgamation, merger, sale of any material part of the Corporation's or its Subsidiaries' assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving the Corporation or any of its Subsidiaries;



         (b) notify the Offeror forthwith upon becoming aware of any Acquisition Proposal (as defined in Section 3.2(f) of the Support Agreement) and inform the Offeror of all information (including the identity of any prospective offeror) known to the Seller at that time regarding such proposal;

         (c) cause the voting rights attaching to its portion of the Securities to be exercised to oppose any proposed action by:
                  (i) the Corporation, its shareholders or others which might reasonably be regarded as being directed towards or likely to prevent or delay the successful completion of the Offer, or
                  (ii) the Corporation or its shareholders to materially change the business, assets, operations, capital, affairs, financial conditions, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects of the Corporation and its Subsidiaries taken as a whole which in the judgment of the Offeror, acting reasonably, could individually, or in the aggregate, adversely affect the value of the Common Shares to the Offeror, provided that nothing in this Agreement shall require the Sellers to request any of their directors or officers who may be a director of the Corporation or any Sellers who are themselves a director to take any action or to refrain from taking any action as a director of the Corporation or to act otherwise than in accordance with his or her fiduciary duties as a director of the Corporation;

         (d) use its reasonable commercial efforts to assist the Offeror to successfully complete the acquisition of Common Shares, including diligently pursuing all requisite regulatory approvals and co-operating with the Offeror in making all requisite regulatory filings and giving evidence in relation thereto;

         (e) promptly advise the Offeror orally and in writing of any material change (other than a change in the market conditions or price of O.S.B. known to the Seller in the condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects of the Corporation or any of its Subsidiaries;


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                                      -7-


         (f) promptly notify the Offeror upon any representation or warranty of it or the Corporation contained in this Agreement becoming untrue or incorrect in any material respect during the period commencing on the date hereof and expiring at the time of expiry of the Offer, and for the purposes of this provision, each representation and warranty shall be deemed to be given at and as of all times during such period (irrespective of any language which suggests that it is only being given as at the date hereof);

         (g) cause its nominees on the board of directors of the Corporation and its Subsidiaries, and use its reasonable best efforts to cause all members of the board of directors of the Corporation and its Subsidiaries, to resign at the time and in the manner requested by the Offeror, after the Offeror takes up and pays for the Securities; and

         (h) use its reasonable best efforts to cause the Corporation to comply with its covenants contained in the Support Agreement.

4.2 OPTIONS. Each of the Sellers hereby covenants to exercise all options set out in Schedule B next to his name, if any, at least twenty-four
         (24) hours before the expiry of the Offer or to have such options cancelled.

4.3 AMENDMENT TO LOCK-UP AGREEMENT. In the event that the Corporation enters into an amendment to the Support Agreement in accordance with section 3.2(k) thereof, each of the Sellers hereby covenants to enter into an amendment to this Agreement that shall reflect the terms of such amended Support Agreement.

5.       Covenants of the Offeror

5.1 OFFEROR. Subject to the terms and conditions hereof, the Offeror hereby covenants to:

         (a) use its reasonable commercial efforts to successfully complete the Offer, including diligently pursuing all requisite regulatory approvals;

         (b) co-operate with the Sellers and the Corporation in making all requisite regulatory filings, and giving evidence in relation thereto, and to provide copies of all written documents and submissions and responses with respect thereto in connection with regulatory proceedings;

         (c) provide copies of drafts of the Offer to Mr. Jean-Jacques Cossette on behalf of the Sellers in order to provide them with an opportunity to comment; and

         (d) use its reasonable commercial efforts to file with the Director of Investigation and Research appointed under the COMPETITION ACT (Canada) the notice


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                                      -8-


                  required under Section 123 of said act prior to the expiry of the delay referred to in Section 1.1 hereof, notwithstanding the fact that the Offer may have been made prior thereto.

5.2 CONFIDENTIALITY AGREEMENT. The Offeror hereby covenants and agrees to be bound by the terms of the confidentiality agreement dated June 18, 1999 between the Offeror and the Corporation (the "Confidentiality Agreement") throughout the term of this Agreement and in the event that this Agreement is terminated for any reason whatsoever. Pursuant to the Support Agreement, the Corporation has confirmed and agreed that the Confidentiality Agreement will be null and void in the event that the Offeror takes up and pays for Common Shares (including the Securities) under the Offer. Furthermore, in such circumstances, each of the Sellers agrees to hold all Information (as defined below) confidential and not to use it in any way detrimental to the interests of the Offeror, the Corporation or its Subsidiaries, except as required by law. For the purposes hereof, "Information" has the meaning ascribed to such expression in the Confidentiality Agreement.

6.       Termination

6.1 TERMINATION BY SELLERS. All of the Sellers, when not in default in performance of their respective material obligations under this Agreement, may, without prejudice to any other rights, terminate their obligations under this Agreement by notice to the Offeror if:

         (a)      the Offer has not been made within the time period provided in
                  Section 1.1;

         (b) the Offer does not conform in all material respects with the description of the Offer in Schedule "A";

         (c) the Offeror has not taken up and paid for the Securities on or prior to December 31, 1999;

         (d) Common Shares deposited under the Offer (including the Securities) have not, for any reason whatsoever (other than that all the terms and conditions of the Offer have not been complied with or waived by the Offeror) been taken up and paid for on or before the expiry of ten days after the expiry of the Offer (as it may have been extended); or

         (e) A Break Fee Event described in clause (x) of Section 5.1 of the Support Agreement shall have occurred, provided that no termination under this paragraph shall be effective unless and until the Corporation shall have paid the Offeror by bank draft or wire transfer the sum of $28 million in immediately available funds (the "Break Fee").

6.2 TERMINATION BY OFFEROR. The Offeror, when not in default in performance of its material obligations under this Agreement, may, without prejudice to any other rights, terminate its obligations under this Agreement by notice to the Sellers and if:

         (a) the Offeror has not taken up and paid for the Securities on or prior to December 31, 1999;

         (b)      a Break Fee Event shall have occurred;

         (c) as a result of the failure of any of the conditions set forth in Schedule "A", the Offer shall have expired or have been terminated in accordance with its terms without the Offeror having purchased any Common Share pursuant to the Offer; or

         (d) the Sellers or the Corporation shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement or the Support Agreement.

6.3 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 6.1 or 6.2, this Agreement (except for Sections 6.1((e)), 6.3 and 7) shall forthwith become void and cease to have any force or effect without any liability on the part of any party hereto or any of its affiliates; provided however that nothing in this Section shall relieve any party to this Agreement of liability for any breach of this Agreement.

7.       General

7.1 DISCLOSURE. Except as required by applicable laws or regulations, or as required by any competent governmental, judicial or other authority, or in accordance with the requirements of any stock exchange, no party shall make any public announcement or statement with respect to this Agreement or the Support Agreement without the approval of the others, which shall not be unreasonably withheld. Moreover, the parties agree to consult with each other prior to issuing each public announcement or statement with respect to this Agreement or the Support Agreement.

7.2 ASSIGNMENT. The Offeror may assign all or any part of its rights and/or obligations under this Agreement to a wholly-owned subsidiary of the Offeror, but, if such assignment takes place, the Offeror shall continue to be liable to the Sellers for any default in performance by the assignee. This Agreement shall not otherwise be assignable by any party without the consent of the others.

7.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and of Canada applicable therein (without regard to conflict of laws principles).

7.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Sellers and by the Offeror herein shall survive for a period of one year from the date hereof except that any representations which prove to be incorrect or untrue as a result of tax matters shall survive only as to such tax matters until thirty (30) days following the last applicable limitation period under applicable tax laws and except in the case of the representations and warranties contained in paragraphs 3.1((A)) THROUGH ((E)), INCLUSIVE, which shall survive indefinitely, and in the case of fraud. No investigations made by or on behalf of the Offeror or any of its authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by any Seller herein or pursuant hereto.

7.5 AMENDMENTS. This Agreement may not be amended except by written agreement signed by all of the parties to this Agreement.

7.6 SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS. Each of the parties recognizes and acknowledges that this Agreement is an integral part of the Offer, that the Offeror would not contemplate causing the Offer to be made and the Sellers would not agree to the deposit of the Securities under the Offer unless this Agreement was executed, and that a breach by any party of any covenants or other commitments contained in this Agreement will cause the other parties to sustain injury for which they would not have an adequate remedy at law for money damages. Therefore, each of the parties agrees that in the event of any such breach, the aggrieved party or parties shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it or they may be entitled, at law or in equity, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

7.7 EXPENSES. Each of the Sellers shall pay its legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant to this Agreement and any other costs and expenses whatsoever and howsoever incurred, and none of such costs and expenses shall be borne by the Corporation or its Subsidiaries. The Offeror shall pay its legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant to this Agreement and any other costs and expenses whatsoever and howsoever incurred. The Sellers shall bear all costs and expenses of obtaining the necessary consents, and shall indemnify and hold harmless the Offeror, the Corporation and its Subsidiaries against all claims in respect thereof.

7.8 BUSINESS DAY. A business day for the purpose of this Agreement shall mean any day on which chartered banks in the City of Montreal are open for business.

7.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall be deemed to constitute one valid and binding agreement, and delivery of the counterparts may be effected by means of a telecopier transmission.

7.10 SCHEDULE. Schedules "A" and "B" hereto shall for all purposes form an integral part of this Agreement.

7.11 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement (as defined herein) and any document referred to herein, constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement.

7.12     TIME. Time shall be of the essence in this Agreement.

7.13 CURRENCY. All sums of money referred to in this Agreement shall mean Canadian funds.

7.14 NOTICES. Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered, or sent by telecopier, in the case of:

         (a)      the Offeror, addressed as follows:

                        Louisiana-Pacific Corporation
                        111 South West Fifth
                        Portland, Oregon
                        USA 97204


                        Attention: The Office of the General Counsel

                        Telecopier No. (503) 796-0105

                  with a copy to:

                        Stikeman, Elliott
                        Suite 4000
                        1155 West Rene-Levesque Blvd.
                        Montreal, Quebec H3B 3V3


                        Attention: Pierre A. Raymond

                        Telecopier No.: (514) 397-3222

         (b)      in the case of the Sellers, addressed as follows:


                        Mr. Jean-Jacques Cossette
                        1200, 1ere Avenue
                        Val d'Or, Quebec
                        J9P 1Z5

                  with a copy to:


                        Martineau Walker
                        Tour de la Bourse
                        800, Place Victoria, Suite 3400
                        Montreal, Quebec
                        H4Z 1E9

                        Attention: Maurice Forget

                        Telecopier No.: (514) 397-7600

or to such other address as the relevant party may from time to time advise by notice in writing given pursuant to this Section. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or sending thereof.

8.       Special Provisions

8.1 JOINT CONDUCT. Notwithstanding any other provision hereof, the Offeror shall upon its written election have no obligations hereunder to any of the Sellers if any Seller fails to comply with the terms hereof or with any of its covenants or agreements hereunder or if any of the representations or warranties of any Seller prove to be incorrect or untrue in any material respect. Furthermore, if any Seller shall terminate its obligations under this Agreement as provided herein, any obligations of the Offeror may be terminated with respect to all Sellers at the Offeror's written election.

8.2 COMMON SHARES. References to "Common Shares" include any shares into which the foregoing may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of the Common Shares.

8.3 WAIVERS AND RELEASES. Following the taking up of Securities under the Offer, the Sellers hereby agree that they shall be deemed to have waived all pre-emptive rights or other rights to acquire securities of the Corporation or any subsidiary, and to have agreed to release the Corporation and its Subsidiaries from all claims, obligations or liabilities whatsoever.

                                  ------------

If the terms and conditions of this letter are acceptable to you, please so indicate by executing and returning the enclosed copy hereof to the undersigned prior to 8:00 p.m. (Montreal time) on August 2, 1999, failing which this offer shall be null and void.


                                                Yours truly,

                                                Louisiana-Pacific Corporation


                                        By: /s/ Gary Wilkerson
                                            ------------------------------------
                                            Gary Wilkerson

Agreed and accepted this 2nd day of August 1999

                                            PLACEMENTS AL-VI INC.


                                        By: /s/ J. J. Cossette
                                            ------------------------------------


                                            2330-3076 QBC. INC.

                                        By: /s/ J. J. Cossette
                                            ------------------------------------


                                            2954-7635 QUEBEC INC.

                                        By: /s/ J. J. Cossette
                                            ------------------------------------


                                        By: /s/ J. J. Cossette
                                            ------------------------------------
                                            Jean-Jacques Cossette


                                        By: /s/ Viviane Cossette
                                            ------------------------------------
                                                Viviane Cossette

                                        By: /s/ Fernand Cossette
                                            ------------------------------------
                                                Fernand Cossette


                                        By: /s/ Andre J. Lascelle
                                            ------------------------------------
                                                Andre J. Lascelle



                                        2700638 CANADA INC.


                                        By: /s/ Pierre Moreau
                                            ------------------------------------


                                        By: /s/ Pierre Moreau
                                            ------------------------------------
                                                Pierre Moreau


                                        By: /s/ Norman Farrell
                                            ------------------------------------
                                                Norman Farrell



                                        9008-6760 QUEBEC INC.



                                        By: /s/ Marcel Cossette
                                            ------------------------------------
                                                Marcel Cossette



                                        By: /s/ Marcel Cossette
                                            ------------------------------------
                                                Marcel Cossette

                                  SCHEDULE "A"

                               TERMS OF THE OFFER

1. GENERAL TERMS. The Offer shall be made by a circular bid prepared in compliance with the Securities Act (Quebec) and other applicable provincial securities laws. The Offer shall be open for twenty-one (21) days or such longer period as may be required to satisfy all of the conditions set forth in paragraph 3 below, provided that in no event shall the Offer be required to be open after December 31, 1999.

2. PRICE OF THE OFFER. The Offer shall be made for a consideration of not less than Cdn. $31.00 per Common Share payable, at the option of the holder, in cash, by the delivery of Instalment Notes (which shall be deemed for purposes of the Offer to have a value equal to the original principal amount thereof) or a combination thereof.

3. CONDITIONS OF THE OFFER. The Offer shall not be subject to any conditions other than those substantially described as follows:

         (a) not less than 66 2/3% of the outstanding Class A Multiple Voting Shares and not less than 66-2/3% of the outstanding Class B Subordinate Voting Shares (on a fully-diluted basis, assuming that all rights to acquire Common Shares were to be exercised in full) are tendered under the Offer and not withdrawn at the expiration of the Offer;

         (b) (i) the Commissioner of Competition (the "Commissioner") appointed under the Competition Act (Canada) (the "Act") shall have issued an advance ruling certificate under section 102 of the Act in respect of the transaction (the "Transaction") which will result from the Offer; (ii) the Commissioner shall have advised the Offeror that he does not intend at the current time to apply to the Competition Tribunal for an order under section 92 of the Act in respect of the Transaction; or
                  (iii) the applicable waiting period under section 123 of the Act shall have expired without the Commissioner having notified the Offeror that he intends to apply to the Competition Tribunal for an order under section 92 of the Act in respect of the Transaction; and no proceedings shall have been taken or threatened under the merger provisions of Part VIII or under section 45 of the Act in respect of the Transaction;

         (c) any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been earlier terminated;

         (d) any other requisite regulatory approvals or requirements (including without limitation those of stock exchanges and securities regulatory authorities and under the Investment Canada Act,) shall have been obtained or satisfied on terms satisfactory to the Offeror;

         (e) (i) no act, action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court or tribunal or governmental agency or other regulatory authority or administrative agency or commission by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere and (ii) no law, regulation or policy shall have been proposed, enacted, promulgated or applied:

                  a. to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Common Shares or any of them pursuant to the Offer or the right of the Offeror to own or exercise full rights of ownership of the Common Shares or any of them, or

                  b. which if the Offer was consummated, would materially and adversely affect the Corporation and its Subsidiaries considered on a consolidated basis or the Offeror;

         (f) there shall not exist any prohibition at law against the Offeror making the Offer or taking up and paying for 100% of the Common Shares under the Offer;

         (g) there shall not have occurred any change after December 31, 1998 (other than a change in the market conditions or price of O.S.B.)(or any condition, event or development involving a prospective change) in the business, assets, capitalization, financial condition, licences, permits, rights or privileges, whether contractual or otherwise, of the Corporation or any of its Subsidiaries considered as a whole which was not disclosed prior to the Offer in writing to the Offeror, and which, in the judgment of the Offeror, acting reasonably, is or would be materially adverse to the Corporation and its Subsidiaries considered as a whole;

         (h) the Offeror shall have obtained assurances acceptable to it with respect to CAAFS held by the Corporation or such appropriate governmental authorities as it shall consider desirable to ensure that there will be no termination, default (other than a default resulting from a change of control), breach or other adverse effects on the Corporation or the Subsidiaries as a result of the transactions contemplated herein; and

         (i) any representation or warranty of any of the Sellers and the Corporation in this

                  Agreement and in the Support Agreement shall not have been, as of the date made, true and correct in all material respects, or the Corporation or any of the Sellers shall not have performed in all material respects any covenant or complied with any agreement to be performed by them under the Support Agreement and this Agreement.


The foregoing conditions will be for the sole benefit of the Offeror and may be waived by it in whole or in part at any time.

4. TERMS OF INSTALMENT NOTES. The Instalment Notes shall be issued by a Canadian corporation pursuant to a note indenture and the principal terms thereof shall be:

         (a) interest rate: annual interest rate equal to the rate secured by the Offeror on the indebtedness incurred to finance the Offer from its principal bankers payable quarterly calculated in arrears;

         (b) instalments: 20% of the principal payable on the Effective Date and 20% on the first, second, third and fourth anniversary of the issuance of the notes (it being understood that, if the initial principal payment is duly paid or provided for on the Effective Date, the notes need represent only the principal payments due after the Effective Date);

         (c)      guarantee: unconditionally guaranteed by Offeror;

         (d) security: unsecured, ranking PARI PASSU with indebtedness to ordinary creditors of the issuer;

         (e) events of default: customary, including non-payment of instalment or interest and insolvency of issuer or guarantor;


         (the "Instalment Notes")

5. HOLDCO PURCHASE. The Offer will provide that any holder of Common Shares which holds such Common Shares indirectly through a holding corporation (a "Holdco") may deposit all of the outstanding shares of its Holdco under the Offer. Any such deposit of shares of a Holdco as opposed to the deposit of the underlying Common Shares shall be subject to customary conditions, including (i) any required approval under applicable securities laws, (ii) the relevant Seller providing representations, warranties and indemnities reasonably satisfactory to the Offeror, including as to the absence of any liabilities in the relevant Holdco and of any asset other than Common Shares, and (iii) each Seller who deposits shares of a Holdco shall reimburse the Offeror for any additional costs that will be incurred as a result of the acquisition of such Holdco.

                                  SCHEDULE "B"



                               Class a               Class B            Options              Total
                               Shares                Shares
Placements Al-Vi Inc.         3,320,663               23,402                               3,344,065
2330-3076 QBC. Inc.           2,653,486                                                    2,653,486
Jean-Jacques Cossette           285,464                2,200              200,000            487,664
2954-7635 Quebec                173,650              233,100                                 406,750
Inc.
Viviane Cossette                  8,204                                   200,000            208,204
Fernand Cossette                658,825                3,002              200,000            861,827
9008-6760 Quebec                385,064                    2                                 385,066
Inc.
Marcel Cossette                 235,245                                                      235,245
Andre J. Lascelle               192,441               14,720              200,000            407,161
Pierre Moreau                   200,000                  500              150,000            350,500
2700638 Canada Inc.              56,350                                                       56,350
Norman Farrell                  200,020                                   150,000            350,020
       Lock-up Group          8,369,412              276,926            1,100,000          9,746,338